                                                                    EXHIBIT 4(f)
                                                                    ------------
                                    FORM OF

CERTIFICATE OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THEREOF, OF THE


                 5 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK,
                                    SERIES B
                        (Stated Value $5,000 per share)

                                       OF

                               NBD BANCORP, INC.

                                ---------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                ---------------


          The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of NBD Bancorp, Inc., a Delaware corporation (hereinafter called the "Corporation"), at a meeting duly convened and held on July 11, 1995, at which a quorum was present and acting throughout:

          "RESOLVED, that pursuant to authority conferred upon the Board of Directors (the "Board") of NBD Bancorp, Inc., a Delaware corporation (the "Corporation"), by the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation, the Board hereby provides for and authorizes the issuance of a series of Preferred Stock of the Corporation to consist of 40,000 shares, and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation, as follows:

          (a)  Designation.  The designation of the series of Preferred Stock
               -----------
created by this resolution shall be "5 3/4% Cumulative Convertible Preferred Stock, Series B" (hereinafter called this "Series") and the number of shares constituting this Series is 40,000.

Shares of this Series shall have a stated value of $5,000 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

          (b)  Dividend Rate.
               -------------

          (1) Shares of this Series shall be entitled to receive dividends at a fixed annual rate of $287.50 per share. Such dividends shall be cumulative from the date of original issue of such share, that is, January 1, 1996, and shall be payable, when and as declared by the Board of Directors, on the first day of January, April, July and October of each year, commencing the first day of January, 1996. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on the applicable record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors which shall not exceed 45 days prior to such dividend payment date thereof.

          (2) No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stocks, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

          (3) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (2) of this Section (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this series shall have been paid for all past dividend payment periods.

          (4) Dividends payable on this Series for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the shares of this Series, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (b)(1).

          (c)  Redemption.
               ----------

          (1) The shares of this series shall not be redeemable prior to April 1, 1997. On and after April 1, 1997, the Corporation, at its option, and with the prior consent of the Board of Governors of the Federal Reserve System may redeem shares of this Series, as a whole or in part, at any time or from time to time, at a redemption price as set forth below, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption:

                If Redeemed During the
                 Twelve-Month Period    Redemption Price
                Beginning on April 1,      per share
                ----------------------  ----------------
                       1997                   $5,172.50
                       1998                    5,143.75
                       1999                    5,115.00
                       2000                    5,086.25
                       2001                    5,057.50
                       2002                    5,028.75
                       2003 and thereafter     5,000.00

          (2) In the event that fewer than all the outstanding shares of this series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

          (3) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the then current Conversion Price (as defined herein), together with a statement that all conversion rights with respect to the shares of the Series called for redemption will terminate at the close of business on the fifth Business Day preceding the redemption date; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (5) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

          (6) Notwithstanding the foregoing provisions of this Section (c), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series (i) upon the conversion of shares of the Series into shares of Common Stock pursuant to Section (d) hereof or (ii) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

          (d)  Conversion.
               ----------

          (1) (A) Subject to the provisions for adjustment hereinafter set forth, each share of the Series shall be convertible at the option of the holder thereof, in whole or part, in the manner hereinafter set forth, into fully paid and nonassessable shares of Common Stock (as hereinafter defined) at the conversion price, determined as hereinafter provided, in effect on the date of conversion, each share of the Series being credited at its stated value; provided that if any shares of the Series are called for redemption, the conversion rights pertaining thereto will terminate at the close business on the fifth Business Day preceding the redemption date, unless the Corporation shall default in providing money for the payment of the redemption price as provided in Section (c) hereof. The price at which shares of Common Stock shall be delivered upon conversion of the shares of the Series (hereinafter referred to as the "Conversion Price") shall be initially $29.6271 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraph (2) of this Section (d).

          (B) Any holder of shares of the Series desiring to convert such stock into shares of Common Stock shall surrender the certificate or certificates for the shares of the Series being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of the Series to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of shares of Common Stock in such name or names. In case less than all of the shares of the Series represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for the shares of the Series not so converted. The holders of shares of the Series at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares of the Series (except shares of the Series redeemed on a redemption date between such record date and the dividend payment date) on the corresponding dividend payment date notwithstanding the subsequent conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Series surrendered for conversion during the period from the close of business on any dividend payment record date for the Series to the opening of business on the corresponding dividend payment date (except shares of the Series called for redemption on a redemption date after the dividend payment record date and on or before the fifth business day following the dividend payment date) must be accompanied by payment of an amount equal to the dividend payable on such shares of the Series on such dividend payment date. A holder of shares of the Series on a dividend payment record date who (or whose transferee) converts shares of the Series on a dividend payment date will receive the dividend payable on such shares of the Series by the Corporation on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of the Series for conversion. Except as provided above, no payment or adjustment will be made on account of accrued or unpaid dividends upon the conversion of shares of the Series.

          (C) As promptly as practicable after the surrender of certificates for shares of the Series as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such share in accordance with the provisions of this Section (d), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be promptly settled as provided in paragraph (11) of this Section (d).

          (D) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Corporation as aforesaid; the shares of the Series so surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares of the Series shall cease, except the right of the holders thereof to receive full shares of Common Stock in exchange therefor and payment for any fractional shares; and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of shares of the Series will upon delivery be duly and validly issued and fully paid and nonassessable.

          (2) The Conversion Price shall be adjusted from time to time as follows:

          (A) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of (i) such number of shares and (ii) the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination.

          (B) In case the Corporation shall issue rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (3)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the date following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, and the denominator shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (y) the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination.

          (C) In case the Corporation shall, by dividend or otherwise, distribute to all holders of shares of Common Stock evidences of indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2)(B), any dividend or distribution paid in cash out of the surplus or retained earnings of the Corporation and any dividend or distribution referred to in paragraph (2)(A)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (3)) of the Common Stock on the date fixed for such determination, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock, and the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute or shall have distributed any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (C), the distribution of separate certificates representing the Rights subsequent to their initial distribution (whether or not the initial distribution of the Rights shall have occurred prior to the date of the issuance of the Series) shall be deemed to be the distribution of the Rights for purposes of this subparagraph (C); provided that the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (C) upon a distribution of separate certificates representing the Rights, make proper provision so that each holder of the Series who converts the shares of this Series (or any portion hereof) (i) on or before the record date for such distribution of separate certificates shall be entitled to receive upon conversion shares of Common Stock issued with Rights and (ii) after such record date and prior to the expiration, redemption or termination of the Rights shall be entitled to receive upon conversion, in addition to the shares of Common Stock issuable upon conversion, the same number of Rights as would a holder of the number of shares of Common Stock that the shares of such Series so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions applicable to the Rights if the shares of such Series were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (C).

          (D) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Price in effect at the opening of business on the date following the date upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares, the Conversion Price in effect at the opening of business on the date following the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

          (E) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (6) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (2)(C)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph
(2)(D) of this Section (d)).

          (3) For the purpose of any computation under paragraphs (2)(B) and 2(C), the current market price per share of Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the 30 consecutive Trading Days (as hereinafter defined) ending on the fifth Trading Day before the day in question.

          (4) Notwithstanding the provisions of paragraph (2) above, no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (4)) would require an increase or decrease of at least 1% in such price; provided, however,
                                                              --------  -------
that any adjustments which by reason of this paragraph (4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provisions of this Section (d), the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section (d) shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward), as the case may be.

          (5) The Corporation may make such reductions in the Conversion Price, in addition to those required by this Section (d), as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Corporation shall have the power to resolve any ambiguity or correct any error in this Section (d) and its actions in so doing shall be final and conclusive.

          (6) In case the Corporation shall effect any capital reorganization of the Common Stock (other than a subdivision, combination, capital reorganization or reclassification provision for in paragraph (2)) or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange in which the Corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of the Series shall receive upon conversion thereof, in lieu of each share of Common Stock which would have been issuable upon conversion of such stock if converted immediately prior to the consummation of such transaction, the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each share of Common Stock outstanding at the effective time of such transaction subject to subsequent adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations, mergers or share exchanges, as nearly equivalent as possible to the adjustments provided for in this Section (d).

          (7) Whenever the Conversion Price is adjusted as herein provided:

          (A) the Corporation shall compute the adjusted Conversion Price and shall cause to be prepared a certificate signed by the chief financial or accounting officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof and such certificate shall forthwith be filed with each transfer agent for the Series; and

          (B) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of the Series.

          (8)  In case:

          (A) the Corporation shall declare a dividend or other distribution on the Common Stock other than in cash out of its surplus or retained earnings;

          (B) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

          (C) of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all the assets of the Corporation; or

          (D) of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be mailed to each transfer agent for the Series and to the holders of record of the outstanding shares of the Series, at least 20 days (or 10 days in any case specified in paragraph (A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution or winding up. Such notice shall also state whether such transaction will result in any adjustment in the Conversion Price applicable to the Series and, if so, shall state what the adjusted Conversion Price will be and when it will become effective. Neither the failure to give the notice required by this paragraph (8), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of the proceedings described in paragraphs (8)(A) through (8)(D).

          (9) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status as authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock for the purpose of issuance upon conversion of shares of the Series, the full number of shares of Common Stock then issuable upon the conversion of all shares of the Series then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

          (10) The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of the Series. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of the Series so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (11) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of shares of the Series. If any such conversion would otherwise require the issuance of such a fractional share (determined to the extent of four decimal places after taking into account all shares of the Series being converted into Common Stock by the holder), an amount equal to such fraction multiplied by the Closing Price per share of Common Stock for the day of conversion shall be paid to the holder in cash by the Corporation. Any share of the Series may be converted, at the request of its holder, in part into Common Stock. If a part of a share of the Series is converted, then the Corporation will convert such shares into the requested shares of Common Stock (subject to this paragraph

(11)) and issue a fractional share of the Series evidencing the remaining interest of such holder.

          (12) Notwithstanding anything elsewhere contained herein, any funds which at any time shall have been deposited by the Corporation or on its behalf with any paying agent for the purpose of paying dividends on, or the redemption price of, any shares of the Series and which shall not be required for such purposes because of the conversion of such shares shall after such conversion be repaid to the Corporation by the paying agent.

          (13) In any case in which paragraph (2) of this Section (d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event
(a) issuance to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (11) of this Section (d).

          (14) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (15) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section (d), that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of the Series, the Conversion Price for the Series may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

          (16) The certificate of any independent firm of public accountants of recognized standing selected by the Board shall be presumptive evidence of the correctness of any computation made under this Section (d).

          (17) For purposes of this resolution, the following terms shall have the following meanings:

          (i) "Closing Price" shall mean the last sale price as shown on the New York Stock Exchange Composite Transactions Tape, or in case such sale takes place on such day, the average of the closing bid and asked prices on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for such purposes (other than the Corporation or a subsidiary thereof).

          (ii) "Common Stock" shall mean the Corporation's Common Stock, $1.00 par value per share, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          (iii) "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day which is a Business Day.

          (iv) "Business Day" shall mean a day which is not a Saturday, Sunday or other day on which commercial banking institutions in the

City of Chicago, Illinois or The City of New York, New York are authorized or obligated by law or executive order to close.

     (e) Voting.  The shares of this Series shall not have any voting powers
         ------
either general or special, except that:

     (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the share of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of this Series;

     (2) Unless the vote or consent of the holders of a greater number of shares shall then be acquired by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares;

     (3) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends (as defined below) on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon he Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for that purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the Preferred Director and filed with the

Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

     (4) A holder of shares of this Series shall be entitled to one vote per share of the Series held by him when such holder is permitted to vote pursuant to the foregoing.

          (f)  Liquidation Rights.
               ------------------

          (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $5,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (2) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (f).

          (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (f), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (5) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to this Series.

          (g) Priority.  For purposes of this resolution, any stock of any class
              --------
or classes of the Corporation shall be deemed to rank:

          (1) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the

Corporation, as the case may be, in preference or priority to the holder of shares of this Series;

          (2) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if such stock is the Corporation's Preferred Stock with Cumulative and Adjustable Dividends, Series B (Without Par Value), Preferred Stock with Cumulative and Adjustable Dividends, Series C (Without Par Value), or the Corporation's 8.45% Cumulative Preferred Stock, Series E (Stated Value $625 per share), or if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

          (3) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

          (h) Sinking or Retirement Fund.  The shares of this Series shall not
              --------------------------
be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such stock.

          IN WITNESS WHEREOF, NBD Bancorp, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by _______________, its Treasurer, and the same to be attested by Michael Lipsitz, its Assistant _________, this ___ day of _____, 1995.


                                      NBD BANCORP, INC.


                                      By:_______________________________
                                             [Title]

(Corporate Seal)


ATTEST:


By: ___________________________
      [Title]